Exhibit 16.1

January 16, 2008

Securities and Exchange Commission

Washington, DC  20549-7561

Commissioners:

We have read Meta Financial Group, Inc.’s statement included under Item 4.01 of its Form 8-K filed on January 16, 2008 and we agree with such statements concerning our firm.

Sincerely,

/s/ McGladrey & Pullen, LLP